EXHIBIT 99.B4

                        LORD ABBETT TAX-FREE FUND, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

                          CALIFORNIA TAX-EXEMPT CLASS

CERTIFICATE NO.   DATE                                   SHARES      ACCOUNT NO.

         THIS IS TO CERTIFY THAT                                       CUSIP NO.

         is the registered holder of fully paid and non-assessable Shares, par value $.001 per share, California Tax-Exempt class, of the capital stock of LORD ABBETT TAX-FREE INCOME FUND, INC. (hereinafter called the "Corporation") transferable on the books of the Corporation by the holder in person, or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Cerificate is not valid until couttersigned by a Transfer Agent and Registrar.

         WITNESS the seal of the Corporation and the signatures of its duly authorized officers.

Dated:

/s/ John J. Gargana, Jr.                    Ronald P. Lynch
     Treasurer                          Chairman of the Board

                                            Countersigned:

                                            UNITED MISSOURI BANK OF KANSAS CITY,

                National Association               Transfer Agent and Registrar

                   By:     DST Systems, Inc.          SERVICE AGENT
                          (Kansas City, Missouri)

                              AUTHORIZED SIGNATURE

LORD ABBETT TAX-FREE INCOME FUND, INC.
CORPORATE SEAL
1983
MARYLAND